EXHIBIT 99.1
Press Release dated April 16, 2002

For Information Contact
At Greater Bay Bancorp:	At FRB Weber Shandwick:
David L. Kalkbrenner	Christina Carrabino (general information)
President and CEO	Stephanie Mishra (analyst contact)
(650) 614-5767	(415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS 13% INCREASE
IN FIRST QUARTER 2002 NET INCOME

PALO ALTO, CA, April 16, 2002—Greater Bay Bancorp (Nasdaq: GBBK), an $8.3 billion in assets financial services holding company, today announced results for the first quarter ended March 31, 2002. Greater Bay Bancorp’s NET INCOME for the first quarter of 2002 increased to $27.6 million, or $0.52 per diluted share, compared to $24.5 million, or $0.48 per diluted share, in the first quarter of 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $0.53 per diluted share in the first quarter of 2002, compared to $0.48 per diluted share in the first quarter of 2001.

Based on NET INCOME, for the first quarter of 2002, Greater Bay Bancorp’s return on average equity was 20.38%, return on average assets was 1.39% and efficiency ratio was 43.14%. For the first quarter of 2001, net income resulted in a return on average equity of 24.51%, return on average assets of 1.73% and an efficiency ratio of 43.33%.

Based on CASH NET INCOME, for the first quarter of 2002, Greater Bay Bancorp’s return on average equity was 20.63%, return on average assets was 1.41% and efficiency ratio was 42.66%. For the first quarter of 2001, cash net income resulted in a return on average equity of 24.68%, return on average assets of 1.74% and an efficiency ratio of 42.99%.

Greater Bay Bancorp’s non-interest income rose to 19.62% of total revenue for the first quarter of 2002, compared to 13.24% for the first quarter of 2001. The increase in non-interest income is primarily attributed to the Company’s merger with ABD Insurance and Financial Services, Inc. (“ABD”), the 16th largest insurance agency in the U.S. This merger, which closed in early March 2002, resulted in an increase in non-interest income of $10.9 million for that one-month period. Excluding the one-month of revenue generated from ABD, non-interest income to total revenue would have been 11.24%. Total revenue growth for the first quarter of 2002 from the first quarter of 2001 was 33% including ABD, and 20% excluding ABD, while net interest income grew at a 23% pace for the same period.

At March 31, 2002, Greater Bay Bancorp’s total assets were $8.3 billion, an increase of 38% or $2.3 billion from March 31, 2001. Total loans grew 7% to $4.5 billion, an increase of $297 million from March 31, 2001, while total deposits increased to $5.0 billion, an increase of 5% or $228 million from March 31, 2001.

Greater Bay Bancorp’s allowance for loan losses was 2.78% of total loans at March 31, 2002 and 2.77% at December 31, 2001, while its ratio of non-performing assets to total assets was 0.35% at March 31, 2002, compared to 0.39% at December 31, 2001. The allowance for loan losses was 435.04% of total non-performing assets at March 31, 2002, compared to 402.79% at December 31, 2001.

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

“Greater Bay Bancorp’s strong first quarter operating results confirm that we have been able to effectively deliver quality returns to our shareholders during a period of significant economic uncertainty. While we are optimistic that the economy is beginning to recover from the slowdown, we continue to be vigilant in managing our credit risk and controlling our operating expenses, while focusing on continuing to build our relationship banking business. Our 13% increase in net income for the first quarter, along with our strong loan loss reserves and credit quality, allowed Greater Bay Bancorp to report GAAP EPS of $0.52 (cash EPS of $0.53) per diluted share, return on average equity in the quarter of 20.38% and return on average assets in the quarter of 1.39%,” stated David Kalkbrenner, President and CEO of Greater Bay Bancorp.”

Mr. Kalkbrenner continued, “Greater Bay Bancorp continues to manage its credit risk by maintaining a strong loan loss reserve position and aggressively managing its non-performing assets. During the quarter, we continued to proactively review all areas of our credit portfolio, and our real estate portfolio continues to perform very well. We continued our proactive analysis of the non-relationship syndicated national credit portfolio (“SNC portfolio”), which is now down to less than $77 million as of March 31, 2002 or 0.9% of total assets. This review resulted in net charge-offs for the first quarter of $15.4 million, of which approximately $11.1 million were from the SNC portfolio. While the net charge-offs were higher than we would have liked, we are pleased to report that none of the remaining $4.3 million in net charge-offs were from the core banks real estate loan portfolios. Once again, we were able to record a provision for loan losses in excess of our net charge-offs, a key differentiating factor in determining quality of earnings amongst financial services companies. As we have previously stated, the Company has not funded a non-relationship SNC loan in over 27 months and we do not intend to re-enter that market in the foreseeable future.”

“We continue to be comfortable with our interest rate risk strategy as Greater Bay’s net interest margin expanded during the first quarter of 2002 to 4.98% from 4.83% in the fourth quarter of 2001. We had positioned the Company to mitigate margin contraction during a down rate market environment, while looking to gain margin expansion during a flat or rising market rate outlook. With the continued positive economic signals emanating from the Federal Reserve Board, we now believe interest rates will rise later in 2002, which will continue to provide positive momentum for our net interest margin,” said Mr. Kalkbrenner.

Mr. Kalkbrenner further noted, “We completed our acquisition of ABD on March 12, 2002. We have already begun to realize the synergies of this acquisition, as ABD brings to Greater Bay

Bancorp an excellent opportunity to offer our business clients the benefits available from ABD. For the first quarter of this year, ABD contributed other income that increased Greater Bay’s non-interest income to total revenue from approximately 11% to almost 20%. On a prospective basis, we estimate this percentage will increase to in excess of 30%, with a long-term goal of reaching 40%.”

“The strides our Company has taken to ensure quality shareholder returns while also improving the strength of the franchise were evidenced during the first quarter by two milestone events. Both Moody’s Investor Services and Standard & Poor’s assigned investment grade ratings to Greater Bay Bancorp and its two largest subsidiary banks, Cupertino National Bank and Mid-Peninsula Bank. These ratings recognized Greater Bay’s solid financial fundamentals, and position the Company to be able to take advantage of lower debt and equity financing costs in the future,” added Mr. Kalkbrenner.

Forward-Looking Information

Concerning the remainder of 2002, Mr. Kalkbrenner commented, “We believe the economy is stabilizing in the San Francisco Bay Area and we are looking forward to a stronger business environment, especially in the second half of 2002. Greater Bay continues to deliver strong operating results, even during a period of slow economic growth. We remain confident in our ability to prosper and, with our strong relationship banking focus, experienced bankers and Regional Community Banking strategy, we are confident of our ability to be in the top 25% of our industry peer group in 2002.” For a detailed review of Greater Bay Bancorp’s 2002 performance goals, please review the Form 8-K, which was filed on April 4, 2002 with the SEC. For 2002, Greater Bay Bancorp’s guidance is as follows:

•	Earnings per share growth in the mid to high teens
•	Revenue growth in the range of 11% to 17%
•	Net interest margin in the range of 4.90% to 5.00%
•	Return on average equity in excess of 20%
•	Return on average assets in excess of 1.4%
•	Loan growth in the range of approximately 7% to 10%
•	Deposit growth in the range of approximately 5% to 10%
•	Non-performing assets of less than 0.50% of total assets, which we believe will be at the low end of peer industry averages
•	Net charge-offs in the range of 70 to 80 basis points of average loans including the SNC portfolio
•	Net charge-offs in the range of 35 to 40 basis points of average loans excluding the SNC portfolio

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region. ABD Insurance and Financial Services, a

wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Investors have the opportunity to listen to the conference call live over the Internet at http:/www.companyboardroom.com. Investors should go to the CompanyBoardroom Web site 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. To do so, investors should click on the Windows Media Player icon at the bottom of the page and follow directions from there. A replay of the conference call will be available on the CompanyBoardroomWeb site for 30 days and via telephone through April 23, 2002 by dialing 703-925-2435, passcode 5910484.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans, deposits and assets, continued success of its Regional Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies; (3) government regulation; (4) the risks relating to the Company’s warrant positions; and (5) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

-Financial Tables Follow-

GREATER BAY BANCORP
MARCH 31, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
	Mar 31 2002	Dec 31 2001	Sept 30 2001	Jun 30 2001	Mar 31 2001
Cash and Due From Banks	$206,487	$189,404	$236,989	$228,606	$229,167
Investments	3,215,112	2,996,630	2,662,420	2,161,190	1,423,704
Loans:
Commercial	1,901,577	1,909,056	1,888,710	1,865,769	1,845,605
Term Real Estate—Commercial	1,466,686	1,407,300	1,332,095	1,192,601	1,134,389

Total Commercial	3,368,263	3,316,356	3,220,805	3,058,370	2,979,994
Construction	697,899	744,127	731,619	781,018	757,974
Real Estate—Other	251,021	246,117	237,143	246,908	244,846
Consumer and Other	196,111	204,483	205,334	224,093	232,710
Deferred Loan Fees, Net	(14,917)	(15,362)	(15,117)	(14,788)	(14,443)

Total Loans	4,498,377	4,495,721	4,379,784	4,295,601	4,201,081
Allowance for Loan Losses	(125,331)	(124,744)	(98,178)	(96,119)	(93,688)

Total Loans, Net	4,373,046	4,370,977	4,281,606	4,199,482	4,107,393
Goodwill and Other Intangibles	171,722	25,080	23,851	24,226	24,588
Other Assets	363,658	294,963	300,093	271,994	269,543

Total Assets	$8,330,025	$7,877,054	$7,504,959	$6,885,498	$6,054,395

Deposits:
Demand, Non-Interest Bearing	$934,150	$953,989	$956,085	$959,065	$1,012,560
NOW, MMDA and Savings	2,271,837	2,280,119	2,265,671	2,295,315	2,349,651
Time Certificates, $100,000 and over	590,965	642,073	733,077	684,612	724,170
Other Time Certificates	1,244,260	1,113,890	918,482	940,581	726,583

Total Deposits	5,041,212	4,990,071	4,873,315	4,879,573	4,812,964

Other Borrowings	2,313,428	2,095,896	1,790,383	1,365,465	604,931
Other Liabilities	176,688	94,403	142,748	98,792	114,476

Total Liabilities	7,531,328	7,180,370	6,806,446	6,343,830	5,532,371

Trust Preferred Securities	218,000	218,000	218,000	99,500	99,500
REIT Preferred Securities	15,650	15,000	—	—	—
Convertible Preferred Stock	72,500	—	—	—	—
Stockholders’ Equity	492,547	463,684	480,513	442,168	422,524

	565,047	463,684	480,513	442,168	422,524

Total Liabilities and Shareholders’ Equity	$8,330,025	$7,877,054	$7,504,959	$6,885,498	$6,054,395

Average Quarterly Total Loans, excluding Nonaccrual	$4,439,279	$4,420,039	$4,318,278	$4,231,007	$4,101,904
Average Quarterly Investments	$3,098,595	$2,794,646	$2,434,315	$1,787,608	$1,194,120
Average Quarterly Interest Earning Assets	$7,537,874	$7,214,685	$6,752,593	$6,018,615	$5,296,024
Average Quarterly Deposits	$5,055,141	$4,869,237	$4,895,336	$4,808,515	$4,680,972
Average Quarterly Interest Bearing Liabilities	$6,220,579	$5,837,617	$5,474,686	$4,821,892	$4,105,171
Average Quarterly Assets	$8,028,660	$7,613,853	$7,154,318	$6,436,244	$5,749,274
Average Quarterly Equity	$549,300	$469,459	$461,930	$435,244	$405,937
Total Regulatory Capital
Tier I or Leverage Capital	$602,839	$607,820	$562,151	$512,260	$494,346
Total Capital	$701,039	$740,653	$721,596	$580,779	$561,325
Nonperforming Assets
Nonaccrual Loans	$27,837	$30,970	$22,273	$8,186	$19,292
OREO	972	—	—	—	259

Total Nonperforming Assets	$28,809	$30,970	$22,273	$8,186	$19,551

Greater Bay Trust Company Assets	$644,216	$629,696	$672,077	$683,306	$734,910

Note: Prior periods have been restated to reflect the merger between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interest basis.

GREATER BAY BANCORP
MARCH 31, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:
	First Quarter 2002	Fourth Quarter 2001	Third Quarter 2001	Second Quarter 2001	First Quarter 2001
Interest Income	$129,425	$129,946	$131,856	$124,669	$120,770
Interest Expense	36,891	42,054	50,879	47,628	45,671

Net Interest Income Before Provision for Loan Losses	92,534	87,892	80,977	77,041	75,099
Provision for Loan Losses	16,000	28,950	8,400	10,049	7,328

Net Interest Income After Provision for Loan Losses	76,534	58,942	72,577	66,992	67,771

Non-interest Income:
Insurance Agency Commissions & Fees (1)	10,891	—	—	—	—
Depositor Service Fees	2,828	3,223	2,564	2,481	2,334
Loan and International Banking Fees	2,527	2,243	1,987	2,085	2,541
Trust Fees	906	881	865	978	886
ATM Fees	583	656	803	766	662
Gain on Sale of Loans	496	347	1,684	375	835
Gain/(loss) on Investments	200	(46)	819	3,944	1,587
Other Income	4,161	2,380	1,900	1,870	2,611

	22,592	9,684	10,622	12,499	11,456

Nonrecurring—Warrant Income (2)	—	—	77	504	—

Total Non-interest Income	22,592	9,684	10,699	13,003	11,456

Operating Expenses:
Salaries	26,046	23,675	21,366	20,824	18,693
Deferred Loan Origination Costs	(2,986)	(3,117)	(3,067)	(3,480)	(1,750)
Benefits	5,515	4,138	4,019	4,295	4,103

Total Compensation and Benefits	28,575	24,696	22,318	21,639	21,046
Occupancy and Equipment	8,838	7,817	7,036	6,642	6,261
Professional Services & Legal	1,689	2,342	2,418	1,626	1,453
Telephone, postage and supplies	1,633	1,615	1,366	1,541	1,505
Marketing and promotion	1,452	1,470	1,413	1,404	1,361
Data Processing	1,129	1,021	1,166	1,130	1,131
Client Services	647	645	712	805	803
FDIC Insurance and Assessments	463	627	406	393	336
Amortization of Intangibles	562	376	374	366	292
Other Expenses	4,682	3,331	4,000	3,669	3,315

	49,670	43,940	41,209	39,215	37,503

Trust Preferred Securities (TPS) & REIT Preferred Securities expense	5,323	5,088	3,724	2,454	2,458
Nonrecurring Expenses (2)	—	—	—	—	—

Total Operating Expenses (1) (3)	54,993	49,028	44,933	41,669	39,961
Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	44,133	19,598	38,343	38,326	39,266
Income Taxes:
Income Tax Expense	16,531	6,369	14,485	14,171	14,734
Capital Loss Carryback Tax (Benefit) (4)	—	(11,897)	—	—	—
Nonrecurring Income Tax Expense (2)	—	—	32	212	—

Total Income Tax Expense	16,531	(5,528)	14,517	14,383	14,734
Income Before Merger and Other Related Nonrecurring Costs	27,602	25,126	23,826	23,943	24,532
Merger and Other Related Nonrecurring Costs, net of tax (2)	—	17,611	—	—	—

Net Income	$27,602	$7,515	$23,826	$23,943	$24,532

GAAP EPS (including Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items) (2) (5) (6)
Basic (7)	$0.54	$0.51	$0.48	$0.48	$0.50
Diluted	$0.52	$0.49	$0.46	$0.46	$0.48
Income Per Share (Before Merger Items) (6)
Basic (7)	$0.54	$0.51	$0.48	$0.48	$0.50
Diluted	$0.52	$0.49	$0.46	$0.47	$0.48
Net Income Per Share
Basic (7)	$0.54	$0.15	$0.48	$0.48	$0.50
Diluted	$0.52	$0.15	$0.46	$0.47	$0.48

Cash EPS (excluding Amortization of Intangibles)
Income Per Share (Before Nonrecurring and Merger Items) (2) (5) (6)
Basic (7)	$0.55	$0.51	$0.48	$0.48	$0.50
Diluted	$0.53	$0.49	$0.47	$0.47	$0.48
Income Per Share (Before Merger Items) (6)
Basic (7)	$0.55	$0.51	$0.48	$0.49	$0.50
Diluted	$0.53	$0.49	$0.47	$0.47	$0.48
Net Income Per Share
Basic (7)	$0.55	$0.16	$0.48	$0.49	$0.50
Diluted	$0.53	$0.15	$0.47	$0.47	$0.48

Weighted Average Common Shares Outstanding	50,204,000	49,689,000	49,588,000	49,487,000	49,192,000

Weighted Average Common & Common Equivalent Shares Outstanding	53,026,000	51,221,000	51,352,000	50,976,000	51,413,000

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.
(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $25,126 for Q4 2001; $23,781 for Q3 2001 and $23,651 for Q2 2001.
(3)	Total Operating Expenses were $47.5 million in Q1 2002, excluding operating expenses of ABD.
(4)	The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital in Q4 2001.
(5)
For Q4 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger Items of $17.6 million, net of tax. Excludes Nonrecurring and Merger Items of $45 thousand, net of tax, in Q3 2001 and $292 thousand, net of tax, in Q2 2001.

(6)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(7)	Net income available to common stockholders is based on total net income less preferred dividends of $263 thousand in Q1 2002.

Note:	Prior periods have been restated to reflect the merger between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interest basis.

GREATER BAY BANCORP W/O ABD
MARCH 31, 2002—FINANCIAL SUMMARY
($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Mar 31 2002	Dec 31 2001	Sept 30 2001	Jun 30 2001	Mar 31 2001
Loan to Deposit Ratio	89.23%	90.09%	89.87%	88.03%	87.29%
Core Bank Loan to Deposit Ratio (1)	72.26%	75.41%	75.60%	73.94%	74.15%
Ratio of Allowance for Loan Losses to:
Average Loans	2.81%	2.80%	2.26%	2.27%	2.27%
End of Period Loans	2.78%	2.77%	2.23%	2.23%	2.22%
Total Nonperforming Assets	435.04%	402.79%	440.79%	1174.19%	479.20%
Ratio of Provision for Loan Losses to Average Loans, annualized:	1.45%	2.58%	0.77%	0.95%	0.72%
Total Nonperforming Assets to Total Assets	0.35%	0.39%	0.30%	0.12%	0.32%
Ratio of Quarterly Net Charge-offs to Average Loans, annualized	1.40%	0.52%	0.58%	0.72%	0.53%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized	1.40%	0.59%	0.61%	0.63%	0.53%
Loan Growth, current quarter to prior year quarter	7.08%	10.60%	24.28%	31.85%	37.29%
Loan Growth, current quarter to prior quarter, annualized	0.24%	10.50%	7.78%	9.02%	13.60%
Loan Growth, YTD annualized	0.24%	10.60%	10.36%	11.45%	13.60%
Recurring Revenue Growth, current quarter to prior year quarter	33.01%	17.96%	18.97%	22.77%	29.01%
Recurring Revenue Growth, current quarter to prior quarter, annualized	72.94%	25.89%	9.12%	13.83%	18.82%
Net Interest Income Growth, current quarter to prior year quarter	23.22%	18.47%	18.50%	18.33%	29.57%
Net Interest Income Growth, current quarter to prior quarter, annualized	21.42%	33.88%	20.27%	10.37%	4.96%
Average Earning Assets to Average Total Assets	93.89%	94.76%	94.38%	93.51%	92.12%
Average Earning Assets to Average Interest-Bearing Liabilities	121.18%	123.59%	123.34%	124.82%	129.01%
Capital Ratios:
Leverage	7.67%	8.01%	7.86%	7.96%	8.60%
Tier 1 Risk Based Capital	10.31%	10.49%	10.05%	9.47%	9.40%
Total Risk Based Capital	11.99%	12.79%	12.90%	10.73%	10.68%
Risk Weighted Assets	$5,845,147	$5,792,917	$5,593,341	$5,411,878	$5,258,204
Book Value Per Share	$9.75	$9.31	$9.66	$8.92	$8.54
Total Shares Outstanding	50,501,861	49,831,682	49,717,960	49,555,808	49,463,962

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	First Quarter 2002	Fourth Quarter 2001	Third Quarter 2001	Second Quarter 2001	First Quarter 2001
GAAP Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized (2)	1.39%	1.31%	1.32%	1.47%	1.73%
Return on Period Average Equity, annualized (2)	20.38%	21.23%	20.42%	21.80%	24.51%
Net Interest Margin—Average Earning Assets	4.98%	4.83%	4.76%	5.13%	5.75%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	2.78%	2.55%	2.49%	2.60%	2.82%
Operating Expense Ratio (Before Nonrecurring and Merger Items and excluding TPS & REIT preferred securities expense)	2.51%	2.29%	2.29%	2.44%	2.65%
Efficiency Ratio (Before Nonrecurring and Merger Items)	47.77%	50.25%	49.05%	46.54%	46.17%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding TPS & REIT preferred securities expense)
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding TPS & REIT preferred securities expense)	43.14%	45.03%	44.99%	43.80%	43.33%
Efficiency Ratio (Before Nonrecurring and Merger Items, excluding TPS & REIT preferred securities expense and excluding the operating results of ABD)	40.53%	45.03%	44.99%	43.80%	43.33%
Cash Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized (2)	1.41%	1.32%	1.33%	1.49%	1.74%
Return on Period Average Equity, annualized (2)	20.63%	21.42%	20.62%	22.00%	24.68%
Net Interest Margin—Average Earning Assets	4.98%	4.83%	4.76%	5.13%	5.75%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	2.75%	2.54%	2.47%	2.57%	2.80%
Operating Expense Ratio (Before Nonrecurring and Merger Items and excluding TPS & REIT preferred securities expense)	2.48%	2.27%	2.26%	2.42%	2.62%
Efficiency Ratio (Before Nonrecurring and Merger Items)	47.28%	49.86%	48.65%	46.13%	45.83%
Efficiency Ratio (Before Nonrecurring and Merger Items and excluding TPS & REIT preferred securities expense)	42.66%	44.65%	44.58%	43.39%	42.99%
Efficiency Ratio (Before Nonrecurring and Merger Items, excluding TPS & REIT preferred securities expense and excluding the operating results of ABD)	40.51%	44.65%	44.58%	43.39%	42.99%

(1)	Includes the eleven core banking divisions and excludes ABD, Matsco, Capco, Pacific Business Funding and Corporate Finance.
(2)
For Q4 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger Items of $17.6 million, net of tax. Excludes Nonrecurring and Merger Items of $45 thousand, net of tax, in Q3 2001 and $292 thousand, net of tax, in Q2 2001.

Note: Prior periods have been restated to reflect the merger between Greater Bay Bancorp and San Jose National Bank on a pooling-of-interest basis.